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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of Nellcor Incorporated and Puritan-Bennett Corporation which is made part of Amendment No. 1 to the Registration Statement on Form S-4 of Nellcor Incorporated for the registration of shares of its common stock to be issued to the stockholders of Puritan-Bennett Corporation, and to the incorporation by reference therein of our reports dated March 6, 1995, with respect to the consolidated financial statements of Puritan-Bennett Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, and April 25, 1995, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP


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                                          Ernst & Young LLP


Kansas City, Missouri
July 19, 1995